Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: October 28, 2009	FOR MORE INFORMATION, CONTACT: David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2009 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported a net loss for the quarter ended September 30, 2009, of $11.30 million, or $0.65 per common share, and a net loss available to common shareholders for the third quarter of 2009 of $12.31 million, or $0.71 per common share.  Net loss and net loss available to common shareholders amounted to $3.67 million, or $0.26 per share, and $5.83 million, or $0.42 per share, respectively, for the nine months ended September 30, 2009.  The losses recognized during the three and nine months ended September 30, 2009, were due to after-tax securities impairment charges of $19.33 million and $21.83 million, respectively, and are discussed in more detail below.  Core earnings for the third quarter of 2009 amounted to $4.32 million, or $0.25 per diluted share, and $14.53 million, or $1.04 per diluted share for the nine months ended September 30, 2009 (see the attached reconciliation of GAAP to core earnings).

Third Quarter 2009 Highlights –

•	Repaid the U. S. Treasury’s $41.50 million preferred stock investment
•	Completed the TriStone Community Bank acquisition and integration
•	Continued stable and strong asset quality metrics with a ratio of non-performing assets to total assets at September 30, 2009 of 71 basis points
•	Net interest margin increased to 3.68%, up six basis points from the quarter ended June 30, 2009
•	Declared cash dividend of $0.10 per share of common stock
•	First Community Bank, N. A. remains “well-capitalized” as defined by regulatory measures with a total risk-based capital ratio of 11.4% and a Tier 1 leverage ratio of 8.7% at September 30, 2009

Commenting on third quarter results, Chief Executive Officer John M. Mendez said, “We have achieved a great deal in the third quarter and throughout 2009.  The TriStone Community Bank acquisition, our continued loan quality, our capital raise and repayment of the TARP investment have resulted in a stronger balance sheet and with greater earnings capacity, which has positioned us for success in 2010.  The impairment charges are certainly a distraction and provide additional confirmation of how difficult the economy has been for the financial services industry.    Although we have not completely eliminated our exposure to our investment securities, we believe that we have significantly reduced an element of risk in our balance sheet and will evaluate our position in these securities very closely in the fourth quarter.”

On July 31, 2009, the Company completed its acquisition of TriStone Community Bank in Winston-Salem, North Carolina.  TriStone Community Bank’s Chief Executive Officer, Simpson O. “Skip” Brown, remains with First Community Bank and has assumed the role of Regional President for the Winston-Salem and East Tennessee areas.

Net Interest Income

Tax-equivalent net interest margin for the third quarter of 2009 was 3.68%.  Net interest income was $17.54 million, an increase of $1.21 million, or 7.43%, from the third quarter of 2008.  Interest income was $27.13 million, an increase of $580 thousand, or 2.18%, from the third quarter of 2008.  The yield on loans dropped to 6.14% from 6.53% while average loans increased $187.75 million to $1.36 billion from the third quarter 2008, which was reflective of the acquisitions of Coddle Creek Financial and TriStone Community Bank in November 2008 and July 2009, respectively.  Yields on loans have dropped as a direct result of the precipitous declines in market rates of interest as the prime lending rate decreased 175 basis points to 3.25% in the third quarter of 2009 from 5.00% in the third quarter of 2008.

The Company also maintained an average federal funds sold position of $65.52 million through the third quarter.  This increased liquidity position continued to have a negative impact on net interest margin.

Third quarter interest expense was $9.59 million, a decrease of $633 thousand, or 6.60%, from the third quarter of 2008.  Third quarter deposit costs increased $314 thousand compared to the third quarter of 2008, while the average rate paid on interest-bearing deposits decreased 44 basis points to 1.93%.  Compared to the third quarter of 2008, interest costs on borrowings decreased $947 thousand to $2.60 million, while the average balance decreased $69.48 million due to the redemption of various wholesale borrowings and the Company’s relatively liquid balance sheet.  The cost of interest-bearing liabilities decreased 45 basis points during the third quarter of 2009 compared to the third quarter of 2008.  Average interest bearing liabilities increased $205.44 million, or 13.01%, compared with the third quarter of 2008, and included a decrease of $20.56 million in Federal Home Loan Bank (“FHLB”) borrowings.

Non-interest Income

During the third quarter of 2009, wealth management revenues increased 1.46% to $971 thousand, and at September 30, 2009 the Wealth Management Division reported $841 million in assets under management.  Service charges on deposit accounts were $3.66 million for the third quarter of 2009, a decrease of $149 thousand, or 4.07%, from the third quarter of 2008.  Insurance commissions were $1.57 million for the third quarter of 2009, an increase of $327 thousand, or 26.37%, from the same period in 2008.  These revenues reflect GreenPoint Insurance Group’s acquisition of Carr & Hyde Insurance in December 2008.  Also, during the third quarter the Company recognized a preliminary gain on the acquisition of TriStone Community Bank of approximately $4.49 million.

Investment Securities Impairment Charges

The Company maintains a portfolio of investment securities that include pooled trust preferred securities.  These securities generally represent obligations of banks and, to a lesser extent, insurance companies and real estate investment trusts.  For the year ended December 31, 2008 and the six months ended June 30, 2009, the Company previously reported non-cash other-than-temporary impairment (“OTTI”) charges of $15.46 million and $3.37 million, respectively, on its pooled trust preferred securities.  During the third quarter of 2009, an increasing number of the banks and other companies that have issued obligations that collateralize the pooled trust preferred securities that the Company holds have defaulted or deferred the payment of interest, which adversely impacted the cash flows from such pooled trust preferred securities.

In order to enhance its methodology and assumptions for predicting individual issuer defaults within each of the securities, the Company recently migrated to a proprietary prediction analysis that considers many data points regarding the individual banks underlying the securities.  Application of this predictive analysis to our pooled trust preferred securities portfolio resulted in an increase of projected default rates by issuers of the securities.

During the third quarter of 2009, the Company recognized pre-tax credit-related net impairment losses on its pooled trust preferred securities of $30.53 million, or $1.10 per common share on an after-tax basis.  Both the credit-related net impairment losses and other comprehensive income (“OCI”) noncredit-related losses primarily reflect the continuing deterioration of some of the banks that underlie these securities.  The majority of the impairment recognized in the third quarter is related to the pooled trust preferred securities where the underlying collateral is predominantly from banking institutions.  The pooled trust preferred securities were all originally rated “A” and had a carrying value at 21% of par at September 30, 2009.  The Company also recognized additional impairment of $284 thousand on two equity securities in the third quarter.

Non-interest Expenses

Excluding OTTI, non-interest expenses for the third quarter of 2009 increased $3.38 million, or 23.48%, from the third quarter of 2008.  The large increase is due to increased federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums and merger-related expenses.  Salaries and employee benefits increased $489 thousand, or 6.63%, from the third quarter of 2008.  Coddle Creek Financial branches accounted for an increase in salaries and employee benefits of $294 thousand, TriStone Community Bank branches accounted for an increase of $148 thousand, and GreenPoint Insurance Group’s acquisitions accounted for an increase of $309 thousand.  The remainder of the Company showed an overall decrease in salaries and benefits of $262 thousand.

Occupancy and furniture and equipment expenses decreased $27 thousand, or 1.23%, during the third quarter of 2009 as compared to the same period in the prior year.  Other operating expenses increased $268 thousand, or 5.86%, compared to the third quarter of 2008.  The third quarter of 2009 efficiency ratio was 59.04% compared to 56.62% in the third quarter of 2008.

The acquisition of TriStone Community Bank was completed in July 2009 and its integration is largely complete.  The Company is on track to realize its projected pre-tax cost savings of approximately $1.00 million, or 25%.  During the third quarter of 2009 the Company incurred expenses related to the merger of approximately $1.51 million.

Credit Quality

The Company’s loan quality measures at September 30, 2009 continue to compare favorably to the Company’s peers and the industry.  Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 1.62% at September 30, 2009 compared with 1.35% at June 30, 2009.  The ratio of allowance for loan losses as a percent of loans held for investment was 1.25% at September 30, 2009 compared with 1.31% at June 30, 2009.  Accounting for the acquisition of TriStone Community Bank caused this ratio to decline by approximately 13 basis points, as no allowance was recorded at acquisition.  Non-performing assets increased slightly to $16.23 million at September 30, 2009, or 0.71% of total assets, from $15.26 million at June 30, 2009.  Non-performing loans as a percentage of loans held for investment decreased to 0.88% at September 30, 2009, compared with 0.92% at June 30, 2009.

Balance Sheet

Since December 31, 2008, consolidated assets have increased $165.03 million to $2.30 billion at September 30, 2009, due to the acquisition of TriStone Community Bank, an increasing deposit base, and $61.67 million in new capital from the June 2009 equity offering.  Total stockholders’ equity for the Company was $265.54 million, resulting in a book value per common share outstanding of $15.02 at September 30, 2009, compared to $220.34 million and $15.46 per common share at December 31, 2008.  In September 2009, the Company’s board of directors announced a $0.10 per share dividend on its common stock.  2009 is the Company’s 24th consecutive year of paying dividends to common shareholders.

The Company will host an investor and media teleconference and webcast on Thursday, October 29, 2009 at 11:00 a.m.  To access the teleconference, the toll-free number is (877) 407-8033.  Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s third quarter 2009 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.30 billion financial holding company and is the parent company of First Community Bank, N. A.  First Community Bank, N. A. operates through sixty-one locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee.  First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s wealth management division managed assets with a market value of $841 million at September 30, 2009.  First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina.  First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income/(Loss)

(Unaudited)		Three Months Ended		Nine Months Ended
(In Thousands, Except Share and Per Share Data)		September 30,		September 30,
		2009	2008	2009	2008

Interest	Interest and fees on loans held for investment	$21,064	$19,266	$60,619	$60,394
Income	Interest on securities-taxable	4,562	5,567	14,903	17,101
	Interest on securities-nontaxable	1,449	1,708	4,527	5,775
	Interest on federal funds sold and deposits	55	9	133	260
	Total interest income	27,130	26,550	80,182	83,530
Interest	Interest on deposits	6,998	6,684	21,641	22,543
Expense	Interest on borrowings	2,596	3,543	8,251	11,679
	Total interest expense	9,594	10,227	29,892	34,222
	Net interest income	17,536	16,323	50,290	49,308
	Provision for loan losses	3,418	3,461	8,057	4,721
	Net interest income after provision for loan losses	14,118	12,862	42,233	44,587
Non-Interest	Wealth management income	971	957	3,088	2,954
Income	Service charges on deposit accounts	3,659	3,808	10,307	10,370
	Other service charges and fees	1,156	1,040	3,467	3,225
	Insurance commissions	1,567	1,240	5,523	3,730
	Net impairment losses recognized in earnings	(30,811)	(51)	(34,796)	(51)
	Security gains	866	163	2,930	2,133
	Acquisition gain	4,493	-	4,493	-
	Other operating income	815	675	1,750	2,336
	Total non-interest income	(17,284)	7,832	(3,238)	24,697
Non-Interest	Salaries and employee benefits	7,860	7,371	23,131	22,741
Expense	Occupancy expense of bank premises	1,266	1,297	4,202	3,717
	Furniture and equipment expense	928	924	2,758	2,798
	Amortization of intangible assets	262	166	751	484
	FHLB debt prepayment fees	-	-	88	1,647
	FDIC premiums and assessments	1,109	62	2,584	141
	Merger-related expenses	1,505	-	1,580	-
	Other operating expense	4,838	4,570	14,011	13,904
	Total non-interest expense	17,768	14,390	49,105	45,432
	(Loss) income before income taxes	(20,934)	6,304	(10,110)	23,852
	Income tax (benefit) expense	(9,633)	1,753	(6,444)	6,751
	Net (loss) income	(11,301)	4,551	(3,666)	17,101
	Dividends on preferred stock	1,011	-	2,160	-
	Net (loss) income available to common shareholders	$(12,312)	$4,551	$(5,826)	$17,101
Per	Basic earnings per common share (EPS)	$(0.71)	$0.42	$(0.42)	$1.56
Share	Diluted earnings per common share (DEPS)	$(0.71)	$0.41	$(0.42)	$1.54
	Weighted average shares outstanding:
	Basic	17,427,434	10,956,867	13,918,599	10,992,901
	Diluted	17,427,434	11,034,059	13,918,599	11,071,925
	For the period:
	Return on average assets	-2.15%	0.90%	-0.35%	1.12%
	Return on average common equity	-18.78%	9.39%	-3.28%	11.09%
	Cash dividends per common share	$0.10	$0.28	$0.30	$0.84

First Community Bancshares, Inc.
Condensed Quarterly Income/(Loss) Statements

		As of and for the Quarter Ended
(Unaudited)		September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands, Except Share and Per Share Data)		2009	2009	2009	2008	2008

Interest	Interest and fees on loans held for investment	$21,064	$19,571	$19,984	$19,830	$19,266
Income	Interest on securities-taxable	4,562	5,177	5,164	5,613	5,567
	Interest on securities-nontaxable	1,449	1,402	1,676	1,746	1,708
	Interest on federal funds sold and deposits	55	39	39	46	9
	Total interest income	27,130	26,189	26,863	27,235	26,550
Interest	Interest on deposits	6,998	7,076	7,567	7,249	6,684
Expense	Interest on borrowings	2,596	2,792	2,863	3,459	3,543
	Total interest expense	9,594	9,868	10,430	10,708	10,227
	Net interest income	17,536	16,321	16,433	16,527	16,323
	Provision for loan losses	3,418	2,552	2,087	2,701	3,461
	Net interest income after provision
	for loan losses	14,118	13,769	14,346	13,826	12,862
Non-Interest	Wealth management income	971	1,133	984	1,146	957
Income	Service charges on deposit accounts	3,659	3,491	3,157	3,697	3,808
	Other service charges and fees	1,156	1,133	1,178	1,023	1,040
	Insurance commissions	1,567	1,639	2,317	1,258	1,240
	Net impairment losses recognized in earnings	(30,811)	(3,776)	(209)	(29,923)	(51)
	Securities gains (losses)	866	1,653	411	(234)	163
	Acquisition gain	4,493	-	-	-	-
	Other operating income	815	349	586	659	675
	Total non-interest income	(17,284)	5,622	8,424	(22,374)	7,832
Non-Interest	Salaries and employee benefits	7,860	7,405	7,866	7,135	7,371
Expense	Occupancy expense of bank premises	1,266	1,333	1,603	1,385	1,297
	Furniture and equipment expense	928	892	938	942	924
	Amortization of intangible assets	262	244	245	205	166
	FHLB debt prepayment fees	-	88	-	-	-
	FDIC premiums and assessments	1,109	1,287	188	61	62
	Merger-related expenses	1,505	74	1	-	-
	Other operating expense	4,838	4,820	4,353	5,305	4,570
	Total non-interest expense	17,768	16,143	15,194	15,033	14,390
	(Loss) income before income taxes	(20,934)	3,248	7,576	(23,581)	6,304
	Income tax (benefit) expense	(9,633)	843	2,346	(9,561)	1,753
	Net (loss) income	(11,301)	2,405	5,230	(14,020)	4,551
	Preferred dividends	1,011	578	571	255	-
	Net (loss) income available to
	common shareholders	$(12,312)	$1,827	$4,659	$(14,275)	$4,551
Per	Basic EPS	$(0.71)	$0.14	$0.40	$(1.27)	$0.42
Share	Diluted EPS	$(0.71)	$0.14	$0.40	$(1.27)	$0.41
	Cash dividends per common share	$0.10	$0.20	$-	$0.28	$0.28
	Weighted average shares outstanding:
	Basic	17,427,434	12,696,202	11,567,769	11,252,183	10,956,867
	Diluted	17,427,434	12,741,080	11,616,568	11,252,183	11,034,059

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income/(Loss) to Core Earnings

(Unaudited)	Three Months Ended		Nine Months Ended
(In Thousands, Except Per Share Data)	September 30,		September 30,
	2009	2008	2009	2008

Net (loss) income, GAAP	$(11,301)	$4,551	$(3,666)	$17,101
Non-GAAP adjustments:
Security (gains)/losses	(866)	(163)	(2,930)	(2,133)
Acquisition gain	(4,493)	-	(4,493)	-
Merger expenses	1,505		1,580
FHLB debt prepayment fees	-	-	88	1,647
Other-than-temporary security impairments	30,811	51	34,796	51
FDIC special assessments	-	-	988	-
Other non-core, non-recurring items	525	243	1,558	686
Total adjustments to core earnings	27,482	131	31,587	251
Tax effect	11,862	51	13,391	98
Core earnings, non-GAAP	$4,319	$4,631	$14,530	$17,254

Core return on average assets	0.75%	0.92%	0.88%	1.13%
Core return on average equity	6.59%	9.56%	8.17%	11.19%
Core diluted earnings per share	$0.25	$0.42	$1.04	$1.56

Efficiency Ratio Calculation

(Unaudited)	Three Months Ended		Nine Months Ended
(In Thousands)	September 30,		September 30,
	2009	2008	2009	2008

Noninterest expenses, GAAP	$17,768	$14,390	$49,105	$45,432
Non-GAAP adjustments:
Merger expenses	(1,505)	-	(1,580)	-
FHLB debt prepayment fees	-	-	(88)	(1,647)
Other non-core, non-recurring items	(525)	(243)	(2,546)	(686)
Adjusted noninterest expenses	15,738	14,147	44,891	43,099

Net interest income, GAAP	17,536	16,323	50,290	49,308
Noninterest income, GAAP	(17,284)	7,832	(3,238)	24,697
Non-GAAP adjustments:
Tax-equivalency adjustment	793	941	2,482	3,171
Security (gains)/losses	(866)	(163)	(2,930)	(2,133)
Other-than-temporary security impairments	30,811	51	34,796	51
Acquisition gain	(4,493)	-	(4,493)	-
Adjusted net interest and noninterest income	26,497	24,984	76,907	75,094

Efficiency Ratio	59.40%	56.62%	58.37%	57.39%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
(Unaudited)	(Dollars In Thousands)

Cash and due from banks	$51,905	$116,095	$100,881	$39,310	$53,238
Interest-bearing deposits with banks	3,352	28,354	79	7,129	664
Securities available for sale	575,800	521,879	549,664	520,723	513,001
Securities held to maturity	7,452	7,725	8,471	8,670	9,043
Loans held for sale	4,376	802	1,445	1,024	140
Loans held for investment, net of unearned income	1,396,617	1,269,443	1,276,790	1,298,159	1,168,286
Less allowance for loan losses	17,444	16,678	16,555	15,978	14,510
Net loans	1,383,549	1,253,568	1,261,680	1,283,205	1,153,916
Premises and equipment	57,695	55,193	54,893	55,024	50,504
Other real estate owned	3,955	3,615	3,114	1,326	896
Interest receivable	9,046	8,934	8,848	10,084	9,156
Intangible assets	90,134	89,534	89,338	89,612	72,222
Other assets	115,453	118,313	122,173	118,231	104,817
Total Assets	$2,298,341	$2,203,210	$2,199,141	$2,133,314	$1,967,457
Deposits:
Demand	$198,107	$202,543	$207,947	$199,712	$214,582
Interest-bearing demand	216,184	195,905	194,934	185,117	186,403
Savings	351,450	311,435	319,007	309,577	312,451
Time	896,716	837,475	861,556	809,352	636,108
Total Deposits	1,662,457	1,547,358	1,583,444	1,503,758	1,349,544
Interest, taxes and other liabilities	24,374	27,630	28,293	27,423	20,494
Federal funds purchased	-	-	-	-	29,500
Securities sold under agreements to repurchase	147,042	153,804	153,824	165,914	180,388
FHLB and other indebtedness	198,932	190,863	215,870	215,877	216,720
Total Liabilities	2,032,805	1,919,655	1,981,431	1,912,972	1,796,646

Preferred stock, net of discount	-	40,525	40,471	40,419	-
Common stock	18,083	17,341	12,051	12,051	11,499
Additional paid-in capital	192,799	183,955	127,992	128,526	108,862
Retained earnings	102,920	116,997	118,021	107,231	124,731
Treasury stock, at cost	(12,768)	(13,712)	(14,453)	(15,368)	(16,882)
Accumulated other comprehensive loss	(35,498)	(61,551)	(66,372)	(52,517)	(57,399)
Total Stockholders' Equity	265,536	283,555	217,710	220,342	170,811
Total Liabilities and
Stockholders' Equity	$2,298,341	$2,203,210	$2,199,141	$2,133,314	$1,967,457

Actual shares outstanding at period end	17,680,328	16,909,592	11,596,249	11,567,449	10,967,597
Book value per common share at period end	$15.02	$14.31	$15.20	$15.46	$15.57
Tangible book value per common share
at period end (1)	$9.92	$9.02	$7.49	$7.71	$8.99

(1)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by common shares outstanding.

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Unaudited)	2009	2009	2009	2008	2008
Summary of Loan Loss Experience	(Dollars in Thousands)
Allowance for loan losses:
Beginning balance	$16,678	$16,555	$15,978	$14,510	$13,433
Balance acquired	-	-	-	1,169	-
Provision for loan losses	3,418	2,552	2,087	2,701	3,461
Charge-offs	(2,990)	(2,681)	(1,730)	(2,606)	(2,601)
Recoveries	338	252	220	204	217
Net charge-offs	(2,652)	(2,429)	(1,510)	(2,402)	(2,384)
Ending balance	$17,444	$16,678	$16,555	$15,978	$14,510

Summary of Asset Quality
Nonaccrual loans	$12,278	$11,645	$10,628	$12,763	$6,997
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	12,278	11,645	10,628	12,763	6,997

Other real estate owned	3,955	3,615	3,114	1,326	896
Total non-performing assets	$16,233	$15,260	$13,742	$14,089	$7,893

Asset Quality Ratios
Non-performing loans as a percentage
of loans held for investment	0.88%	0.92%	0.83%	0.98%	0.60%
Non-performing assets as a percentage
of total assets	0.71%	0.69%	0.62%	0.66%	0.40%
Annualized net charge-offs as a percentage of
average loans held for investment	0.77%	0.77%	0.47%	0.77%	0.81%
Allowance for loan losses as a percentage of loans
held for investment	1.25%	1.31%	1.30%	1.23%	1.24%
Ratio of allowance for loan losses to
non-performing loans	1.42	1.43	1.56	1.25	2.07

First Community Bancshares, Inc.
Nonaccrual Loan Detail

(Unaudited)	As of September 30, 2009
			Nonaccrual
			Loans to
	Loans	Nonaccrual	Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Commercial & industrial	$90,015	$454	0.50%
Agriculture	1,033	185	17.95%
Total commercial	91,048	639	0.70%

Commercial real estate
Construction, land development & vacant land	137,750	2,078	1.51%
Non-owner occupied	176,029	1,934	1.10%
Owner occupied	164,193	2,296	1.40%
Farmland	39,159	68	0.17%
Total commercial real estate	517,131	6,376	1.23%

Consumer	62,995	157	0.25%

Residential real estate
Residential	543,689	4,736	0.87%
Multi-family	73,289	-	0.00%
Home equity lines	108,466	369	0.34%
Total residential	725,444	5,105	0.70%

Total loans	$1,396,618	$12,278	0.88%

Pooled Trust Preferred Securities Detail
September 30, 2009

(Unaudited)					Unrealized
					(Loss)	Current
	Class/	Par	Book	Fair	Recognized	Quarter	Cumulative
Deal Name	Tranche	Value	Value	Value	In OCI	OTTI	OTTI
(In Thousands)

PreTSL X	B1	$10,028	$5,697	$2,967	$(2,730)	$3,110	$4,331
PreTSL XII	B1	20,114	12,685	8,016	(4,669)	6,980	7,429
PreTSL XIV	B1	9,000	8,890	4,650	(4,240)	110	110
PreTSL XVI	C	4,039	1,639	838	(801)	2,403	2,402
PreTSL XXII	C1	12,624	10,050	2,575	(7,475)	2,628	2,628
PreTSL XXIII	C1	7,923	7,964	2,811	(5,153)	-	-
PreTSL XXVI	C1	7,010	6,102	1,194	(4,908)	908	908
SOLOSO 2007 1A	A3L	18,400	-	-	-	1,244	18,400
Trapeza Ser 13A	D	20,233	7,089	51	(7,038)	13,144	13,144
		$109,371	$60,116	$23,102	$(37,014)	$30,527	$49,352

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Unaudited)	2009	2009	2009	2008	2008
	(Dollars in Thousands)
Ratios
Return on average assets	-2.15%	0.34%	0.87%	-2.77%	0.90%
Return on average common equity	-18.78%	3.82%	10.61%	-33.28%	9.39%
Net interest margin	3.68%	3.62%	3.73%	3.93%	3.90%
Efficiency ratio for the quarter	59.40%	58.62%	58.25%	57.97%	56.62%
Efficiency ratio year-to-date	58.37%	58.43%	58.25%	57.54%	57.39%
Equity as a percent of total assets at end of period	11.55%	12.87%	9.90%	10.33%	8.68%
Average earning assets as a percentage of
average total assets	87.14%	86.78%	86.68%	86.38%	87.89%
Average loans as a percentage of average deposits	83.25%	81.19%	82.83%	86.01%	88.25%

Average Balances
Investments	$536,485	$564,934	$521,776	$508,289	$582,605
Loans	1,362,603	1,269,584	1,292,179	1,235,023	1,174,855
Earning assets	1,978,626	1,892,403	1,887,583	1,768,113	1,758,895
Total assets	2,270,592	2,180,779	2,177,762	2,046,879	2,001,191
Deposits	1,636,744	1,563,640	1,560,109	1,435,956	1,331,293
Interest-bearing deposits	1,437,763	1,361,970	1,360,798	1,230,547	1,120,138
Borrowings	347,292	359,628	372,282	400,393	459,475
Interest-bearing liabilities	1,785,055	1,721,597	1,733,080	1,630,940	1,579,613
Equity	260,126	233,093	219,653	189,122	192,743
Tax equivalent net interest income	18,329	17,093	17,349	17,483	17,264

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended September 30,
	2009			2008
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
(Unaudited)	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,362,603	$21,078	6.14%	$1,174,855	$19,286	6.53%
Securities available for sale	536,485	6,636	4.91%	573,046	8,035	5.58%
Held to maturity securities	7,575	154	8.07%	9,559	161	6.70%
Interest-bearing deposits with banks	71,963	55	0.30%	1,435	9	2.50%
Total earning assets	1,978,626	$27,923	5.60%	1,758,895	$27,491	6.22%
Other assets	291,966			242,296
Total	$2,270,592			$2,001,191
Interest-bearing liabilities
Interest-bearing demand deposits	$209,569	$110	0.21%	$178,632	$73	0.16%
Savings deposits	339,601	639	0.75%	309,364	1,172	1.51%
Time deposits	888,593	6,249	2.79%	632,142	5,439	3.42%
Fed funds purchased	-	-	-	42,702	251	2.34%
Retail repurchase agreements	101,065	333	1.31%	149,984	730	1.94%
Wholesale repurchase agreements	50,000	474	3.76%	50,000	389	3.10%
FHLB borrowings & other long-term debt	196,227	1,789	3.62%	216,789	2,173	3.99%
Total interest-bearing liabilities	1,785,055	9,594	2.13%	1,579,613	10,227	2.58%
Noninterest-bearing demand deposits	198,981			211,155
Other liabilities	26,430			17,680
Stockholders' equity	260,126			192,743
Total	$2,270,592			$2,001,191
Net interest income		$18,329			$17,264
Net interest rate spread (3)			3.47%			3.64%
Net interest margin (4)			3.68%			3.90%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Nine Months Ended September 30,
	2009			2008
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
(Unaudited)	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,308,380	$60,662	6.20%	$1,187,006	$60,456	6.80%
Securities available for sale	535,710	21,377	5.34%	602,802	25,310	5.61%
Held to maturity securities	7,954	490	8.24%	10,849	675	8.31%
Interest-bearing deposits with banks	67,819	133	0.26%	12,363	260	2.81%
Total earning assets	1,919,863	$82,662	5.76%	1,813,020	$86,701	6.39%
Other assets	290,180			232,933
Total	$2,210,043			$2,045,953
Interest-bearing liabilities
Interest-bearing demand deposits	$199,235	$270	0.18%	$171,661	$213	0.17%
Savings deposits	323,387	1,835	0.76%	314,903	3,847	1.63%
Time deposits	864,503	19,535	3.02%	648,282	18,483	3.81%
Fed funds purchased	-	-	-	18,241	330	2.42%
Retail repurchase agreements	103,000	1,056	1.37%	151,107	2,540	2.25%
Wholesale repurchase agreements	50,000	1,449	3.87%	50,000	1,077	2.88%
FHLB borrowings & other long-term debt	206,643	5,745	3.72%	252,520	7,732	4.09%
Total interest-bearing liabilities	1,746,768	29,890	2.29%	1,606,714	34,222	2.85%
Noninterest-bearing demand deposits	199,986			213,934
Other liabilities	25,517			19,326
Stockholders' equity	237,772			205,979
Total	$2,210,043			$2,045,953
Net interest income		$52,772			$52,479
Net interest rate spread (3)			3.47%			3.54%
Net interest margin (4)			3.68%			3.87%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.